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
VW CREDIT, INCUserUserVW CREDIT, INC. -- SERVICER                                                                      Page 1
16-Dec-97
                                                              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                                                Monthly Servicer Report Input and Summary Page
                                                                ---------------------------------------------
TRANSACTION SUMMARY
-------------------
                                                                 From         To     Days
                                                                 -----        --     ----
Current Interest Period                                           11/17/97   12/14/97    28

Series Allocation Percentage                                        100.00%


Initial Principal Balance                                  $375,000,000.00
Outstanding Principal Balance                              $375,000,000.00
Principal Balance of Receivables for Determination Date $484,688,656.45 Amount Invested in Receivables on Series Issuance Date $375,000,000.00
Initial Invested Amount                                    $375,000,000.00
Invested Amount at the Beginning of Period                 $375,000,000.00
Invested Amount                                            $375,000,000.00
Required Subordinated Amount                               $ 66,041,908.54
Excess Funded Amount                                       $          0.00

Available Subordinated Amount (previous period)            $ 66,577,760.80

Incremental Subordinated Amount (previous period)          $ 12,960,127.27

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                   $  1,875,000.00
Yield Supplement Account Beginning Balance                 $  1,875,000.00
Yield Supplement Account Required Amount                   $  1,875,000.00

Reserve Fund Initial Deposit                               $  1,875,000.00
Reserve Fund Required Amount                               $  1,875,000.00
Reserve Fund Beginning Balance                             $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance           $          0.00
Yield Supplement Account Draw Amount                       $          0.00
Outstanding Carryover Amount - Ending Balance              $          0.00
Yield Supplement Account Balance - Ending Balance          $  1,875,000.00
Yield Supplement Account Required Deposit Amount           $          0.00

Reserve Fund Draw Amount                                   $          0.00
Reserve Fund Ending Balance                                $  1,875,000.00

Reserve Fund Required Deposit Amount                       $          0.00

1-month LIBOR Rate (annualized)                                  5.6875000%
Certificate Coupon (annualized)                                  5.8475000%
Prime Rate (annualized)                                          8.5000000%
Servicing Fee Rate (annualized)                                      1.000%
Excess Spread                                                    1.9025000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                    $377,608,639.67
Pool Balance at the Ending of Period                       $466,816,180.18
Average Aggregate Principal Balance                        $422,212,409.93


Aggregate Principal Collections                            $188,982,793.09

New Principal Receivables                                  $278,283,478.60
Receivables Added for Additional Accounts                  $          0.00
Investor Default Amount                                    $          0.00
Net Losses                                                 $          0.00
Monthly Interest Accrued, but not Paid                     $          0.00
Ineligible Receivables                                     $          0.00

Ineligible Receivables in Prior Collection Period          $          0.00
Defaulted Receivables in Ineligible and Overconc.          $          0.00
 Accounts

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                      $          0.00
Spread Over Prime for Portfolio                                       0.25%
Weighted Average Interest Rate                                        8.75%
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


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------


Net losses as a % of Avg. Receivables Balance (annualized)      0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                               $ 40,342,096.67
Used Vehicle Percentage                                         8.642%
Used Vehicle Percentage During Last Collection Period           10.818%
Early Amortization Event?                                       NO
Largest Dealer or Dealer Affiliation Balance                    $ 21,187,244.03
Largest Dealer Percentage                                       5.611%

Aggregate Principal Amount of Receivables of Dealers over 2%    $ 13,583,317.59
Aggregate % Principal Amount of Receivables of Dealers over 2%  2.910%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                 $192,138,163.21
Aggregate Amount of Interest Collections                        $  3,155,370.12

Investment Proceeds                                             $          0.00
Aggregate Amount of Principal Collections                       $188,982,793.09
Asset Receivables Rate                                          8.650%
Use Asset Receivables Rate?                                     NO
Carryover Amount (this Distribution Date)                       N/A
Total Carryover Amount                                          N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                            44.76%
Previous Collection Period Monthly Payment Rate                 60.02%
Monthly Payment Rate 3 months ago                               61.47%
3-month Average Payment Rate                                    55.42%
12-month Minimum Payment Rate                                   44.76%
Early Amortization Event?                                       NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                        YES
Last Day of Revolving Period                                    N/A
Invested Amount as of Last Day of Revolving Period              N/A
Accumulation Period Length (months)                             N/A
First Accumulation Date                                         TO BE DETERMINED
Expected Final Payment Date                                     N/A
Required Participation Percentage                               4.00%
Principal Funding Account Balance                               $        0.00
Principal Payment Amount                                        $        0.00
Controlled Deposit Amount                                       $        0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
 i.    Monthly Interest Distribution                            $1,705,520.83
 ii.   Monthly Servicing Fee Distribution                       $  312,500.00
 iii.  Reserve Fund Deposit Amount Distribution                 $        0.00
 iv.  Investor Default Amount Distribution                      $        0.00
 v.  Outstanding Carryover Amount Distribution                  $        0.00
 vi. Yield Supplement Account Deposit Amount Distribution       $        0.00
                                                                -------------
 Excess Servicing                                               $1,115,550.99


 Excess Servicing (Previous Period)                             $  847,010.39


 DEFICIENCY AMOUNT
 -----------------

Deficiency Amount                                              $        0.0
RANSACTION SUMMARY
Draw Amount                                                    $        0.0
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VW CREDIT, INCUserUserVW CREDIT, INC. -- SERVICER                        Page 2
16-Dec-97

                     VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                          Summary
                                          -------

                    Collections                   ACCRUAL         DISTRIBUTION
                ------------------                ----------------------------
From:                    17-Nov-97
To:                      14-Dec-97
Days:                           27

LIBOR RATE               5.6875000%
(1 month)

SERIES #                         1   Active
VCI RATING:             N/A

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



TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
--------------------------------------------------

                                        Series
Series                 Series         Allocation        Invested
Number                  NAME          Percentage         Amount
----------------  ----------------   -------------   ---------------
                  Trust                              $375,000,000.00
1                 Series 1996-1             100.00%  $375,000,000.00




                   Excess      Required           Required         Outstanding
  Subordinated     Funded    Participation     Participation       Certificate
     Amount        Amount     Percentage           Amount            Balance
 --------------    ------    -------------     --------------    ---------------
 $66,041,908.54     $0.00         N/A          $  15,000,000.00
 $66,041,908.54     $0.00         4.00%        $  15,000,000.00    $375,000,000.00
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VW CREDIT, INC. -- SERVICER
16-Dec-97
                                                   VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1                    Page 3

                                                                 SERVICING CERTIFICATE
                                                                 ---------------------



INITIAL AMOUNTS
---------------

Initial Invested Amount                                   $375,000,000.00

Invested Amount                                           $375,000,000.00
Controlled Accumulation Amount                            $          0.00
Required Subordinated Amount                              $ 66,041,908.54
Annualized Servicing Fee Rate                                        1.00%

First Controlled Accumulation Date                         TO BE DETERMINED
Accumulation Period Length (months)                             N/A
Expected Final Payment Date                                     N/A
Initial Settlement Date                                         28-Mar-96
Required Participation Percentage                                    4.00%
Subordinated Percentage                                             14.29%


       EXCESS SPREAD
        CALCULATION
  ------------------------

  Weighted Average Rate Charged to     8.75%
  Dealers
  LIBOR                                5.69%
  Certificate Rate (LIBOR+16 b.p.)     5.85%
  Servicing Fee Rate                   1.00%
  Investor Net Losses                  0.00%
                                       ----
  Excess Spread                        1.90%
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


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                           Series 1996-1         Invested
Principal Receivables                                          Total              Amount
------------------------------------------------------    ---------------     ---------------
Series Allocation Percentage                                       100.00%
Beginning Balance                                         $375,000,000.00     $375,000,000.00
  Floating Allocation Percentage                                    99.31%              99.31%
  Fixed Allocation Percentage                                   N/A

Principal Collections                                     $188,982,793.09     $188,982,793.09
New Principal Receivables                                 $278,283,478.60     $278,283,478.60
Principal Default Amounts                                 $          0.00     $          0.00
Receivables Added for Additional Accounts                 $          0.00     $          0.00
Controlled Deposit Amount                                 $          0.00                 N/A
Principal Allocation Percentage
"Pool Factor"                                                100.00000000%

Ending Balance                                            $375,000,000.00     $375,000,000.00
  Floating Allocation Percentage                                    80.33%              80.33%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                                      $  3,133,571.83
Recoveries on Receivables Written Off                     $          0.00
Investment Income                                         $          0.00



                                                        REQUIRED            EXCESS
                                                     Subordinated          Funding
                                                         Amount             Amount
                                                         ------             ------
Beginning Balance                                        $66,041,908.54      $ 0.0
  Floating Allocation Percentage
  Fixed Allocation Percentage

Principal Collections                                    N.A.               N.A.
New Principal Receivables                                N.A.               N.A.
Principal Default Amounts                                N.A.               N.A.
Receivables Added for Additional Accounts                N.A.               N.A.
Controlled Deposit Amount                                N.A.               N.A.
Principal Allocation Percentage
"Pool Factor"

Ending Balance                                           $66,041,908.54       $0.0
  Floating Allocation Percentage
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VW CREDIT, INC. -- SERVICER                                              PAGE 4

16-Dec-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------




Subordinated Amount & Reserve Fund                        Current               Previous
------------------------------------------------     ------------------    ------------------
Available Subordination Amount (Previous)                $66,577,760.80        $74,673,840.98
  Required Subordination Draw Amount                     $         0.00                   N/A
  Reserve Fund Funds to Inv. Default Amount              $         0.00                   N/A
  Excess Servicing (Previous Period)                     $   847,010.39        $   847,010.39
                                                         --------------
(a) Available Subordinated Amount?                       $67,424,771.19        $75,520,851.37

(b) Available Subordinated Amount?                       $53,571,428.57        $44,141,145.74

Available Subordinated Amount                            $89,917,386.99        $66,577,760.80

Incremental Subordinated Amount                          $12,470,479.97        $12,119,952.92
  Overconcentration Amount                               $13,583,317.59        $12,960,127.27

Beginning Reserve Fund Balance                           $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Required Balance                            $ 1,875,000.00        $ 1,875,000.00
Reserve Fund Draw                                        $         0.00                   N/A
Reserve Fund Required Deposit                            $         0.00                   N/A
Reserve Fund Deposit Amount                              $         0.00                   N/A
Reserve Fund Release                                     $         0.00                   N/A
Ending Reserve Fund Balance                              $ 1,875,000.00        $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                           $ 3,155,370.12        $ 3,423,126.78
  Certificateholder Interest Collections                 $ 3,133,571.83        $ 3,491,219.98
  Subordinate Interest Collections                       $   551,858.84        $   523,786.32
Investment Income                                        $         0.00        $         0.00
Reserve Fund Balance                                     $ 1,875,000.00        $ 1,875,000.00
                                                         --------------
Total Interest  Available                                $ 5,560,430.66        $ 5,890,006.30

Interest Shortfall                                       $         0.00                   N/A
Additional Interest                                      $         0.00                   N/A
Carry-over Amount                                        $         0.00                   N/A
Carry-over Shortfall                                     $         0.00                   N/A
Additional Carry-over Shortfall                          $         0.00                   N/A

Monthly Servicing Fee                                    $   351,843.67        $   310,539.41
Investor Monthly Servicing Fee                           $   312,500.00        $   257,490.02
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